UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT No. 1

to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2005

SEGMENTZ, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-49606	03-0450326
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

429 Post Road, Buchanan, Michigan 49107

(Address of principal executive offices – zip code)

(269) 695-4920

(Registrant’s telephone number, including area code)

Not applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications

ITEM 5.02 DEPARTURE OF DIRECTOR OR PRINCIPAL OFFICER; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On June 24, 2005, the Company filed a Current Report on Form 8-K announcing the appointment of Mike Welch as the Company’s Chief Executive Officer. At the time of the announcement the Company and Mr. Welch had not finalized and executed an employment agreement. On September 14, 2005, the Company and Mr. Welch executed an employment agreement, effective as of July 1, 2005, with a term of 3 years, pursuant to which Mr. Welch is to receive a base salary of $150,000, a performance based bonus equal to up to 50% of base salary per year, and options to purchase up to 100,000 shares of common stock of the Company. The amount of the cash component and option component of any Bonus shall be determined based upon performance targets set annually by the compensation committee based upon the Company’s budget as set by the Board of Directors. Any options awarded will have an exercise price equal to the price of the Company’s common stock on the day of the award, and will vest in three equal annual installments over a period of three years commencing with the one-year anniversary of the date of the award. The employment agreement, a copy of which is attached as an exhibit hereto, also contains a covenant not to compete and a nondisclosure provision.

ITEM 9.01 FINANCIAL STATEMENTS AN EXHIBITS

(c)	Exhibits.

99.1	Employment Agreement with Mike Welch executed September 14, 2005.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEGMENTZ, INC.

By:	/s/ Mike Welch
Name:	Mike Welch
Title:	Chief Executive Officer

Date: September 15, 2005